Exhibit 10.16




                           TRADEMARK LICENSE AGREEMENT

     This Trademark License Agreement ("Agreement") is made effective this 30th day of September, 2003, and is by and between Solartech, Inc., a Michigan corporation having it principal place of business at 26101 Harbour Point Drive North, Harrison Township, Michigan 48045, ("Licensor") and PocketSpec Technologies Inc., a Colorado corporation having it principal place of business at 3225 East 2nd Avenue, Denver, Colorado 80206 ("Licensee").

                                    RECITALS

     WHEREAS, Licensor is engaged in design, development and sale of portable hand held solar meters, each of the current solar meters can be viewed on Licensor's web site www.solarmeter.com . (the "Licensor Meters") Licensor is in the practice of branding all of its meters with its distinctive mark "Solarmeter(R)" (the "Licensed Mark").

     WHEREAS, Licensee is in the business of, among other things, manufacturing and sales of electronic color analyzer devices, including by way of example, a tanning industry product line described as, a) an handheld color measurement device that electronically generates a TanTone(TM) number. branded as Bronz(check). In connection this tanning industry product, Licensee is in development of software packages for marketing to the tanning industry. One of the software applications contemplated by Licensee is the creation of solar devices that work on the principals and with all or part of the technology embodied in the Licensor Meters. Limited and exclusive rights to use the technologies in the Licensor Meters was granted to Licensee by technology transfer and product distribution agreement of even effective date herewith. In that technology transfer and product distribution agreement, Licensee was also granted certain distribution rights for Licensee to buy and resell the Licensor Meters. In connection with all of Licensee's rights granted by Licensor, Licensee seeks to have permission to use the Licensed Mark where deemed appropriate by Licensee.

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     WHEREAS,  Licensor  has  agreed to grant a license to  Licensee  which will authorize the use of the Licensed Mark as deemed appropriate by Licensee.

     WHEREAS, the parties have elected to set down in writing their mutual understandings, covenants and agreements.

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                                    AGREEMENT

     In consideration of the mutual covenants contained herein and for other good and`valuable consideration, including the technology transfer agreement and the distribution agreement between the parties, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   LICENSE GRANT.

     1.1. Subject to all the terms and conditions hereof, Licensor grants to Licensee a non-exclusive right to use the Licensed Mark in the United State of America and Worldwide, solely in connection with the manufacturing, marketing and sales of tanning industry products and in the promotion of the Licensor Meters, and the rights to sublicense such uses. Licensee shall use the Licensed Mark only in the form and manner and with appropriate legends and markings as prescribed from time to time by Licensor.

2.   QUALITY CONTROL.

     2.1. Licensee agrees that all services promoted and/or provided under the Licensed Mark, shall be of good quality and with respect to the tanning industry products, Licensee agrees that no product or software bearing the Licensed Mark shall in any way be used to encourage or endorse the exceeding of manufacture's suggested maximum operating time for tanning beds. Use of the Licensed Mark may be used in Licensee's web sites, its literature and other written documentation and promotional materials.

3.   RIGHTS OF THE PARTIES.

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     3.1. Licensee  agrees  that  all  use  of the  Licensed  Mark  by  Licensee described herein shall inure to the benefit of Licensee, and its assigns, and Licensor shall retain all current rights to use the Licensed Mark in its Licensor Meters, its web site and any other materials in connection therewith. Licensee acknowledges that Licensor is the sole owner of all right, title and interest in and to the Licensed Mark. Licensor shall be responsible for taking all actions to maintain the current registration of the Licensed Mark in the U.S. Patent and Trademark Office at Serial #78178830.


4.   ENFORCEMENT AND PROTECTION OF LICENSED RIGHTS.

     4.1. Licensor shall have the sole and exclusive right, with Licensee's reasonable cooperation, to pursue protection of the Licensed Mark and to enforce Licensor's rights in the Licensed Mark against third party infringers. The expenses of any such enforcement, including legal proceedings relating thereto, shall by paid by Licensor and any and all recoveries from a lawsuit or settlement shall go solely to Licensor. Licensee agrees to notify Licensor promptly of any suspected infringement of the Licensed Mark which may come to its attention and further agrees to assist Licensor, at Licensor's reasonable request, in any lawsuit or any other dispute involving the Licensed Mark. In the event Licensor fails to enforce its rights, Licensee may do so, and in such case Licensor's rights to all recoveries from a lawsuit or settlement shall go to Licensor.

5.   TERM.

     5.1. The term of this Agreement shall commence on the Effective Date and Continue for a period of ten (10) years. This term shall automatically be renewed for an additional ten (10) Years, unless by mutual agreement, the parties elect not to renew the term by written agreement.

6.   RELATIONSHIP OF THE PARTIES.

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     6.1. Licensor and Licensee agree that their  relationship  is that of owner and non-exclusive licensee, respectively, of the Licensed Mark. This Agreement does not establish any agency, joint venture, or partnership relationship between the`parties. Licensee shall have no right or authority to act for, or to bind the Licensor in any way, or to sign the name of Licensor or to represent that Licensor is in any way responsible or liable for the acts, written or oral statements, or omissions of Licensee.

7.   LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

     7.1. LICENSOR ASSUMES NO LIABILITY TO LICENSEE OR THIRD PARTIES WITH RESPECT TO ANY SERVICES OFFERED OR GOODS MANUFACTURED AND SOLD BY LICENSEE IN CONNECTION ITH ANY RIGHTS GRANTED UNDER THIS AGREEMENT.

     7.2. Licensee agrees to indemnify and hold harmless Licensor, its officers, directors, agents, employees, subsidiaries, and attorneys against all claims, demands, liabilities, suits, actions, or losses, including all reasonable expenses and attorneys' fees, incurred by or imposed on Licensor, its agents or employees, through claims, demands, suits or actions of third parties involving any services provided or goods manufactured, marketed and sold by Licensee in connection with use of the Licensed Mark.

8.   GENERAL PROVISIONS.

     8.1. Transferability. This Agreement may have significant value to the products of Licensee, and in the event the business that sells those products, may be sold to another, through merger, sublicense, or otherwise. The Licensor understands this and any assignee of this license must agree in writing to be bound by its terms and conditions, and Licensee is not released from the responsibilities even if so assigned, unless specifically agreed to in writing by Licensor.

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     8.2. Entire  Agreement.  This Agreement sets forth the entire Agreement and understanding of the parties hereto and supersedes all previous oral and written representations or agreements relating to the subject matter hereof.

     8.3. Modifications. No modifications, amendments or supplements to this Agreement shall be effective for any purpose unless agreed to in writing signed by both parties.

     8.4. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan. The parties further agree that all lawsuits or other legal actions relating to or arising from this Agreement shall be commenced and prosecuted only in courts of competent jurisdiction located within the State of Michigan.

     8.5. Severability/Non-waiver. Licensor and Licensee acknowledge that if any provision of this Agreement violates or contravenes any law, such provision shall be deemed severed and not a part hereof and the remainder hereof shall be in full force and effect. The parties further acknowledge that no delay or omission on the part of either party in exercising any right under this Agreement shall operate as a waiver of such right or any other right; that no waiver of any right under this Agreement shall be binding unless it is in writing and signed by a duly authorized representative of both Licensor and Licensee; and that a waiver on one occasion shall not be construed as a bar to or a waiver of any right on any future occasion.

     8.6. Notices. Any required notices hereunder shall be given in writing by certified mail or overnight express delivery service (such as FedEx) at the address of each party at the above addresses, or to such other address or as either party may substitute by written notice. Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

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     8.7. Facsimile signatures.  It is agreed that facsimile signatures shall be binding in this Agreement.


     IN WITNESS WHEREOF, each party hereto has had this Agreement executed by there duly authorized representative.

Solartech, Inc., a Michigan corporation



By: /s/ Steven J. Mackin
---------------------------
Steven J. Mackin, its President



PocketSpec Technologies Inc.



By: /s/ F. Jeffrey Krupka
---------------------------
F. Jeffrey Krupka, its President

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